UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 5, 2010 (April 29, 2010)

US DATAWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15835	84-1290152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sugar Creek Blvd., 5th Floor Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

(281) 504-8000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(a) On April 29, 2010, US Dataworks, Inc. (the “Company”) and Silicon Valley Bank (“SVB”) entered into that certain Second Amendment to Loan and Security Agreement (the “Second Amendment”).  The sole purpose of the Second Amendment was to waive an event of default under the Loan and Security Agreement dated February 9, 2010 between the Company and SVB, as subsequently amended prior to the date of the Second Amendment (the “Loan Agreement”) due to the Company’s failure to comply with the fixed charge coverage ratio covenant contained in Section 6.7(b) of the Loan Agreement for the February 2010 measuring period.  While the Second Amendment is dated April 23, 2010, it was not executed and delivered by the parties until April 29, 2010.  The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached to this Current Report as an exhibit and incorporated herein by reference.  In consideration for the Second Amendment, the Company paid an amendment fee of $1,000.

Item 9.01. Financial Statements and Exhibits
(a)	Exhibits

10. 1	Second Amendment to Loan and Security Agreement by and between US Dataworks, Inc. and Silicon Valley Bank dated April 23, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2010
US DATAWORKS, INC.

By:	/s/ Charles E. Ramey
Charles E. Ramey
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10. 1	Second Amendment to Loan and Security Agreement by and between US Dataworks, Inc. and Silicon Valley Bank dated April 23, 2010.